 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry into a Material Definitive Agreement.

On November 13, 2023, LXP Industrial Trust (the “Trust”) entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) which supplements the base indenture, dated as of May 9, 2014 by and among the Trust, certain subsidiaries of the Trust and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Base Indenture,” and together with the Fourth Supplemental Indenture, the “Indenture”), in connection with the issuance by the Trust of $300 million aggregate principal amount of its 6.750% Senior Notes due 2028 (the “Notes”). The Indenture governs the terms of the Notes. The Notes mature on November 15, 2028, and accrue interest at a rate of 6.750% per annum, payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2024.

Prior to October 15, 2028 (the “Par Call Date”), the Trust may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (as defined in the Base Indenture) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (as defined in the Base Indenture) (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fourth Supplemental Indenture) plus thirty five basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after the Par Call Date, the Trust may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding the Redemption Date.

A copy of the Base Indenture is attached as Exhibit 4.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2014, the Fourth Supplemental Indenture is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 4.1 and both are incorporated herein by reference. The foregoing description of the Base Indenture and the Fourth Supplemental Indenture is qualified in its entirety by reference to the full text of the respective documents.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in (or incorporated by reference into) Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 8.01.       Other Information.

Opinions

Hogan Lovells US LLP and Venable LLP, counsel and Maryland counsel to the Trust, respectively, have issued opinions to the Trust dated November 13, 2023, regarding the Notes. Copies of the opinions are filed as Exhibits 5.1 and 5.2 hereto, respectively.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

4.1	Fourth Supplemental Indenture, dated as of November 13, 2023, between the Trust and U.S. Bank Trust Company, National Association, as trustee.

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date: November 13, 2023	By:	/s/ Beth Boulerice
Beth Boulerice
Chief Financial Officer